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Exhibit 99.2

Consent of director nominee
Tri-Artisan Acquisition Corp.

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") of Tri-Artisan Acquisition Corp., a Delaware corporation (the "Company"), the undersigned hereby consents to being named and described as a director nominee in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 13th day of February, 2008.

/s/ TERRY E. LONDON Terry E. London

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  Exhibit 99.2
Consent of director nominee Tri-Artisan Acquisition Corp.